UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2014

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

March 25, 2014

Item 8.01. Other Events.

On March 25, 2014, we entered into a consulting agreement with RC Healthcare Consulting LLC, whose sole member is Mr. Raymond A. Conta, a director of ours (the “Lender”), pursuant to which Mr. Conta will serve as the Senior Vice President, Healthcare and Agencies Division, of the Company. Mr. Conta will be leading the sales effort as an outside consultant in the healthcare and accounts receivable management sectors. As part of this transaction, we have issued to the Consultant a five-year option to purchase an aggregate of up to 3,500,000 shares of our common stock at an exercise price of $0.05 per share. The options vest as follows:

500,000 options – at commencement;
250,000 options – upon reaching $12,500 of new sales directly attributable to Consultant’s activities;
500,000 options – upon reaching $25,000 of new sales directly attributable to Consultant’s activities;
500,000 options – upon reaching $50,000 of new sales directly attributable to Consultant’s activities;
500,000 options – upon reaching $75,000 of new sales directly attributable to Consultant’s activities; and
1,250,000 options – upon reaching $100,000 of new sales directly attributable to Consultant’s activities.

The Consultant is a member of our Board of Directors. The independent and disinterested members of our Board determined that the consulting agreement was on terms no less favorable to Debt Resolve than could have been obtained form unaffiliated third parties.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consulting Agreement with RC Healthcare Consulting LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: March 27, 2014	By:	/s/ Stanley E. Freimuth
Stanley E. Freimuth
Chief Executive Officer